UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2021

EVELO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Memorial Drive

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 577-0300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 27, 2021, Evelo Biosciences, Inc. (Evelo) announced data from its Phase 2 clinical trial of EDP1815 in psoriasis and hosted a corporate update conference call with a live webcast. A copy of the slide presentation from the webcast is furnished as Exhibit 99.1 to this Current Report on Form 8-K and a copy of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such filing.

Item 8.01.	Other Events.

Phase 2 Clinical Data with EDP1815 in Psoriasis

On September 27, 2021, Evelo announced data from its Phase 2 clinical trial of EDP1815 in psoriasis. A statistically significant reduction in the Psoriasis Area and Severity Index (PASI) score, as measured by the proportion of patients achieving at least 50% improvement in PASI from baseline at the week 16 timepoint, was observed in the study. EDP1815 is an investigational oral biologic currently in development for the treatment of a broad range of inflammatory diseases, including clinical programs in psoriasis, atopic dermatitis, and COVID-19.

In the Phase 2 study, the PASI scores were assessed by both mean changes from baseline and responder rates. The primary endpoint was the mean percentage change in PASI between treatment and placebo and was prespecified as a Bayesian analysis. The Bayesian approach provides an estimate of the probability that EDP1815 is superior to placebo. The 16-week primary endpoint gave probabilities that EDP1815 is superior to placebo ranging from 80% to 90% across the prespecified analyses and cohorts.

The responder endpoint reports the proportion of patients who had a meaningful clinical response, which is defined as PASI-50 or greater. 25% to 32% of patients across the three cohorts who were treated with EDP1815 achieved a PASI-50 at week 16 compared to 12% on placebo. In cohorts 1 and 2 this difference in response rate was statistically significant (p <0.05). Cohort 3 was directionally similar (25% vs. 12%). The pooled PASI-50 response across all three EDP1815 cohorts, an exploratory analysis, was 29% vs. 12% for placebo and was also statistically significant with a p-value of 0.027. An increase in the number of capsules of EDP1815 did not lead to a dose response.

Additionally, several patients on EDP1815 achieved a PASI-75 or better, which was sustained or improved post treatment. For individuals who had a PASI-50 response or better, consistent effects in secondary and exploratory endpoints, including improvements in patient reported outcomes such as Dermatology Life Quality Index (DLQI) and Psoriasis Symptom Inventory (PSI), were observed.

EDP1815 was observed to be well tolerated in the Phase 2 study. The safety data were comparable to placebo and consistent with what was previously reported in a Phase 1b study. Adverse events (AEs) classified as “gastrointestinal” were comparable between active and placebo groups, with no meaningful differences in rates of diarrhea, abdominal pain, nausea, or vomiting. There were no related serious adverse events.

EDP1815-201 is a double-blind, placebo-controlled, dose-ranging Phase 2 study designed to evaluate three doses of an enteric capsule formulation of EDP1815 versus placebo in 249 patients with mild and moderate psoriasis over a 16-week treatment period. In the study, the PASI scores were assessed by both mean changes from baseline and responder rates. The primary endpoint is mean percentage reduction in PASI score at 16 weeks. Secondary endpoints include the proportion of study participants who achieve a PASI-50 response or greater and other clinical measures of disease such as Physicians Global Assessment (PGA), Body Surface Area (BSA), PGA x BSA, PSI, and DLQI.

The corporate update included the following information:

Baseline characteristics are well-balanced across treatment groups

EDP1815 is superior to placebo after 16 weeks of treatment

Bayesian Analysis, Modified intent to treat. 80-90% probability that EDP1815 is superior

Robust PASI-50 responses with EDP1815 at week 16

PASI-50
Percentage with PASI-50 Response
35%
30%
25%
20%
15%
10%
5%
0%
12.1%
29.7%
31.9%
25.0%
*
*
All Placebo
Cohort 1:
1 Capsule
Cohort 2:
4 Capsules
Cohort 3:
10 Capsules

*p<0.05

Statistically significant p-value (<0.05) for 2 of the 3 individual dose cohorts, and for all 3 cohorts when pooled

PASI-75 responses increase with time

PASI-75

PBO
1 cap
4 caps
10 caps
15
10
5
0
Percent Responders
Week 16
Week 20
Follow-up period
(off study drug)

Difference from placebo not statistically significant at week 16

Consistent improvements across multiple endpoints at week 16 in active cohort: responder vs. non-responder*

*Responder = Active patients who achieved PASI-50 or greater

EDP1815 demonstrates placebo-like tolerability

* Related TEAEs are those with probable, possible or definitely relationship to study drug, or where relationship is missing.

Update on Phase 2 Clinical Trial with EDP1815 in Atopic Dermatitis

Based on the results from the EDP1815-201 trial in psoriasis and other external feedback, Evelo is extending the endpoint of its EDP1815-207 Phase 2 trial in atopic dermatitis from 12 to 16 weeks and modifying the primary endpoint to be the percent of patients achieving an EASI-50 (Eczema Area and Severity Index) score at week 16. As a consequence of this change, Evelo has increased the number of patients in the trial to 300, with a target of 225 on active and 75 on placebo. In addition to these changes, Evelo recently received and has responded to a clinical hold letter from the U.S. Food and Drug Administration (FDA) related to Evelo’s recently submitted Investigational New Drug Application for this atopic dermatitis trial. The FDA requested that additional detail in Evelo’s protocol be added around risks to patients that require their current atopic dermatitis medications be discontinued, the manner in which safety data is collected, and defined study halting criteria. Evelo now anticipates reporting results from this trial in the fourth quarter of 2022, which, if positive, will be used to support the dose selection for the Phase 3 atopic dermatitis program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Slide Presentation, dated September 27, 2021

99.2	Press Release issued on September 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: September 27, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary